Exhibit 99.1


$38.68

SHIFT4

Q1 2021 SHAREHOLDER LETTER

INVESTORS.SHIFT4.COM

Safe Harbor Statement and Forward Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4 Payment, Inc.'s ("our", the "Company" or Shift4") expectations regarding new customers; acquisitions and other transactions; our plans and agreements regarding future payment processing commitments, including at Petco Park and Nationals Park; our expectations with respect to economic recovery; and anticipated financial performance, including our financial outlook for fiscal year 2021. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the effect of the COVID-19 global pandemic on our business and results of operations; our ability to differentiate ourselves from our competitors and compete effectively; our ability to anticipate and respond to changing industry trends and merchant and consumer needs; our ability to continue making acquisitions of businesses or assets; our ability to continue to expand our market share or expand into new markets; our reliance on third-party vendors to provide products and services; our ability to integrate our services and products with operating systems, devices, software and web browsers; our ability to maintain merchant and software partner relationships and strategic partnerships; the effects of global economic, political and other conditions on consumer, business and government spending; our compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; our ability to establish, maintain and enforce effective risk management policies and procedures; our ability to protect our systems and data from continually evolving cybersecurity risks, security breaches and other technological risks; potential harm caused by software defects, computer viruses and development delays; the effect of degradation of the quality of the products and services we offer; potential harm caused by increased customer attrition; potential harm caused by fraud by merchants or others; potential harm caused by damage to our reputation or brands; our ability to recruit, retain and develop qualified personnel; our reliance on a single or limited number of suppliers; the effects of seasonality and volatility on our operating results; the effect of various legal proceedings; our ability to raise additional capital to fund our operations; our ability to protect, enforce and defend our intellectual property rights; our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; our compliance with laws, regulations and enforcement activities that affect our industry; our dependence on distributions from Shift4 Payments, LLC to pay our taxes and expenses, including payments under the Tax Receivable Agreement; and the significant influence Rook and Searchlight have over us, including control over decisions that require the approval of stockholders. These and other important factors are described in "Cautionary Note Regarding Forward-Looking Statements," and "Risk Factors" in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management's estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures and Key Performance Indicators

We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and assessment fees; Adjusted net loss; earnings before interest expense, income taxes, depreciation, and amortization ("EBITDA"); and Adjusted EBITDA. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net loss represents net loss adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as acquisition, restructuring and integration costs, equity-based compensation expense, impact of lease modifications and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, equity-based compensation expense and other nonrecurring items.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this presentation. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, and Adjusted net loss to its most directly comparable GAAP financial measure are presented at the end of this presentation. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

In addition, we present end-to-end payment volume, a key performance indicator, which is defined as the total dollar amount of card payments that we authorize and settle on behalf of our merchants. This volume does not include volume processed through our gateway-only merchants.

FOUR
LISTED
NYSE

Dear Shareholders,

After a year of watching our customers, partners and employees struggle with the realities of the pandemic, there is light at the end of the tunnel... and it's very bright.

We closed out a reasonably strong first quarter with volume continuing to recover at record levels into April.

- Q1 end-to-end volume was up 30% YoY, which included tough comps against pre-pandemic January/February of 2020 which were up over 50% from 2019 levels. We witnessed an early start to the spring break season with most weekends from Valentine's Day through today setting new end-to-end volume records.
- Despite this incredible growth, it's important to understand that our customers are not back to 'normal.' Many of our customers, especially those in northern climates and cities with occupancy restrictions, are still contributing volume well below pre-pandemic levels. The fact that so many of our customers are still recovering only fuels further optimism as to the performance we should expect to see as we progress through the year.

It's also worth highlighting that Q1 gross revenue was up 20% YoY and Gross Revenue less Network Fees was up 23% YoY, while Adjusted EBITDA was flat when applying consistent accounting treatment to our equipment leases in 2020. In most quarters it would be typical for us to see a majority of this profitability flow to the bottom line. During Q1, we experienced a risk loss due to a multi-location specialty retailer that abruptly closed as a result of business failure. This business was an unfortunate casualty of the pandemic and the only notable risk charge in my 21-year history with the company. The one-time charge of $5.2 million impacted our Adjusted EBITDA by (23%) and, while we do believe that there will be some recovery, we thought it to be prudent to recognize the entire balance. We also accelerated a modest portion of our operating expense budget.

Our growth essentially comes down to winning customers to our platform from the competition. The Shift4 integrated payments value proposition, which includes providing very relevant features like mobile, QR and contactless payments to some of the most complex commerce environments, ultimately boils down to delivering more capabilities at a lower cost of service. That value proposition has proven to deliver outsized growth in the best and worst of economic times. In short, we have a lot more customers using Shift4 services today then we did prior to the pandemic.

We are growing quickly and adding customers not only in our core Restaurant, Hospitality, and Specialty Retail verticals, but also through our recent acquisitions. For example, when we purchased 3dcart, now rebranded as Shift4Shop, there were 14,000 webstores on the platform. We have since added over 20,000 additional webstores, far surpassing our first-year expectations in just six months. Additionally, our VenueNext acquisition has opened the door to many more sports & entertainment opportunities. We are proud to welcome Petco Park and the Washington Nationals as customers... and we expect there will be more.

Our employees, both new and tenured, never cease to impress me. They have increased our organizational capabilities, added platform features, grown our customer base and expanded Shift4Cares from a small initiative into a full-scale social responsibility platform. It is with this backdrop that I say I am incredibly pleased with how we have positioned the company since our IPO just under a year ago.

There is still so much we want to accomplish, especially in terms of organic and inorganic initiatives, and given our present positioning we are very confident in the road ahead. As such, we are pleased to raise our 2021 guidance, which you will find on page 9 of this letter. I derive this confidence from a number of factors, but especially from the enthusiasm of our customers, partners and employees that are playing such an important role in getting our economy going again.

I would also like to take a moment to thank our investors, customers, software partners and employees who have donated to St. Jude Children's Research Hospital in support of my $200 million fundraising effort, Inspiration4. When I decided to create Inspiration4 it was with the hope that we could inspire positive change in all aspects of human life – you all are a testament to that mission.

Similar to the last letter, I welcome all types of feedback and enjoy hearing from you. Whether it be commercial opportunities or simply anything we could be doing better, my contact information is below.

Sincerely,

Jared Isaacman
CEO
jared@shift4.com

Performance Highlights

First Quarter

- Record quarterly end-to-end payment volume of $8.0 billion during Q1 2021, up approximately 30% from Q1 2020.
- Record quarterly gross revenue of $239.3 million, up 20% from Q1 2020.
- Record gross revenue less network fees of $97.5 million, up 23.3% from Q1 2020.
- Net loss for the first quarter of 2021 was $(51.0) million, or a net loss of $(0.62) per class A and C share. Adjusted net loss for the first quarter of 2021 was ($10.4) million, or an Adjusted net loss of $(0.13) per class A and C share.[(A)]
- EBITDA was $(18.4) million and Adjusted EBITDA was $22.2 million for the first quarter of 2021. EBITDA and Adjusted EBITDA for the first quarter of 2021 both include a non-recurring expense of $5.2 million related to the business failure of a specialty retail merchant.

QUARTERLY FINANCIAL METRICS

END-TO-END PAYMENT VOLUME ($BILLION)



$6.1
$4.2
$7.1
$6.8
$8.0
Q1-20
Q2-20
Q3-20
Q4-20
Q1-21

GROSS REVENUE LESS NETWORK FEES [(B)] ($MILLION)



$79.1
$67.4
$87.7
$88.8
$97.5
GROSS PROFIT
$43.4
$31.6
$51.5
$51.3
$51.8
Q1-20
Q2-20
Q3-20
Q4-20
Q1-21

ADJUSTED EBITDA [(B)] ($MILLION)



$4.6
$17.5
$4.0
$14.8
$28.7
$26.7
$22.2
ADJ. NET LOSS
$(13.7)
$(14.2)
$(1.9)
$(4.3)
$(10.4)
Q1-20
Q2-20
Q3-20
Q4-20
Q1-21
Impact of converting certain hardware to operating lease accounting treatment

Q1 2021 END-TO-END PAYMENT VOLUME PROGRESSION ($BILLION)



$3.3
$4.7
$6.1
$8.0
2018
2019
2020
2021

(A) Adjusted net loss per share, which is a non-GAAP measure, is calculated using total shares outstanding of 80.9 million as of March 31, 2021, which includes 42.1 million Class A shares, 29.7 million Class B shares and 9.1 million Class C shares, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock.

(B) For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables titled "First Quarter 2021 – Reconciliation to Non-GAAP Financial Measures" on the last page of this document.

Recent Customer Wins

Shift4 value proposition continues to deliver wins in some of the most complex and demanding commerce environments.

PETCO PARK / SAN DIEGO PADRES



Shift4 has agreed to power all payment processing for concessions and retail at Petco Park as the San Diego Padres welcome back fans for the 2021 baseball season.

PINEAPPLE HOSPITALITY



Pineapple Hospitality is known for their "out of the ordinary hotels in extraordinary locations" across the country, with a goal of surprising and delighting guests during every stay.

JUNIOR'S CHEESECAKE



Founded in 1950, Junior's is known as the home of New York's best cheesecake and now has five locations as well as a booming eCommerce business.

LONDON JEWELERS



Founded in 1926, this high-end jewelry store chain spans four generations and has nine locations across New York, including a flagship store in Manhattan.

NOBU HOTEL — PALO ALTO



Located in the heart of Silicon Valley, the Nobu Hotel combines modern Japanese design with West Coast luxury to deliver a unique hotel experience.

NORTHEAST FACTORY DIRECT



This midwestern furniture retailer has seven locations across Ohio as well as a robust eCommerce business for direct-to-consumer online shopping.

Shift4Shop Update

Shift4's November 2020 acquisition of this feature-rich eCommerce platform has added exponential value to our end-to-end offering while enabling us to reach a sizable new market.

By combining payments with a turnkey eCommerce solution, we also upended the traditional tiered pricing model and began offering all of the platform's premium features at no cost when Shift4's payment solution is used - creating a compelling differentiator in the market while driving end-to-end payment adoption.

SHIFT4SHOP™

PROGRESS UPDATE

- Redesigned merchant boarding process to allow for a more streamlined experience by industry.
- Simplified setup procedures to allow a merchant to build a site, add products and accept payments within minutes.
- Created new go-to-market strategy with both disruptive pricing and dedicated website migration experts.
- Relaunched as Shift4Shop.
- Added **over 21,000** new web stores. With over 30,000 businesses now on the platform, to date Shift4Shop has grown its merchant base **over 150%** since acquisition.

SHIFT4SHOP SITE COUNT (IN THOUSANDS)


13
14
15
17
24
29
35
AUG-19
ACQUISITION NOV-20
DEC-20
JAN-21
FEB-21
MAR-21
APR-21


Stop paying eRent for your eCommerce store.
SHIFT4SHOP


No monthly fees.
More monthly profits.
SHIFT4SHOP


Free to start up.
Free to keep going.
SHIFT4SHOP

VenueNext Update

In February 2021, Shift4 acquired VenueNext, a leading provider of next-generation mobile commerce, point-of-sale, and loyalty solutions for numerous verticals including stadiums, theme parks, concert venues, and large resorts.

Bundling these in-demand products with end-to-end payment processing allows operators to deploy these solutions more cost-effectively and deliver a more streamlined experience for guests.

PROGRESS UPDATE

- Administrative functions integrated.
- Developed new go-to-market strategy bundling fan first mobile technology, point of sale software + hardware and payments.
- Released mobile self-checkout enabling fans to purchase items in stadium by scanning the item with their phone/ mobile device and deployed to several stadiums.

Recent Customer Win

NATIONALS PARK / WASHINGTON NATIONALS



Shift4 and VenueNext have agreed to deliver a mobile-first, contactless ordering and payment experience for Washington Nationals fans at Nationals Park.

SHIFT4 VENTURES

During Q1, Shift4 launched Shift4 Ventures to pursue strategic investments in early stage high-growth companies. Shift4 Ventures targets companies with innovative commerce technology and a right to win within strategically important industry verticals.

In April 2021, Shift4 Ventures invested in Sightline.

Sightline

- Sightline is the only payments technology provider to enable two-way cashless transactions for all casino gaming offerings and all non-gaming spend with Play+.
- Play+ is a fully integrated payment technology platform delivering the true omni-channel experience.
- Named "Most Innovative Gaming Technology Product of the Year," Play+ provides consumers a cashless and seamless, mobile commerce experience for hospitality and gaming - including online, mobile, on-premise slots, table games, and sports betting.


Deposit funds
Transfer funds
Manage funds
Withdraw funds
Withdraw funds to your Play+ Prepaid card.

2021 Revised Outlook

We are increasing the guidance previously provided for each of the following measures:

END-TO-END PAYMENT VOLUME

We expect 2021 End-to-End Payment Volume to range between:

$44 BILLION

and

$46 BILLION

TOTAL REVENUES

Driving 2021 Revenues between:

$1.2 BILLION

and

$1.3 BILLION

GROSS REVENUES (A) LESS NETWORK FEES

Driving 2021 Gross Revenues Less Network Fees between:

$480 MILLION

and

$490 MILLION

ADJUSTED EBITDA (B)

Resulting in Adjusted EBITDA between:

$165 MILLION

and

$170 MILLION

(A) Gross profit is estimated to be approximately 60% of Gross Revenue Less Network Fees and cost of sales is estimated to be approximately 40% of Gross Revenue Less Network Fees for fiscal year 2021.

(B) Estimated adjustments from net loss to Adjusted EBITDA at the mid-point of the guidance range above for fiscal year 2021 are depreciation and amortization expense of approximately $105 million, interest expense of approximately $25 million, equity-based compensation expense of approximately $40 million, income taxes of $6 million and other nonrecurring items of approximately $30 million.

Financial Summary

4

Revision to Previously Issued Financial Statements

This financial information includes revisions to our previously issued financial statements. We identified an acquired technology asset of $4.8 million that should have been impaired during fiscal year 2018. The correction resulted in an increase to amortization expense in 2018 with subsequent decreases to amortization expense in 2019 and 2020. We also corrected a misclassification between general and administrative expenses and cost of sales of $1.2 million for the three months ended March 31, 2020, which decreased general and administrative costs and increased cost of sales and impacted gross profit. These revisions had no net impact on Revenues, Adjusted EBITDA or net cash flows. See "Revision of Previously Issued Financial Statements" in Note 1 in our Form 10-Q for the quarter ended March 31, 2021, which will be filed with the SEC.

First Quarter 2021
Condensed Consolidated Balance Sheets

UNAUDITED
In millions, except share data

	March 31, 2021		December 31, 2020	
ASSETS				
Current assets				
Cash and cash equivalents	$	844.9	$	927.8
Accounts receivable, net of allowance for doubtful accounts of $12.1 in 2021 ($5.7 in 2020)		127.9		92.7
Inventory		1.6		1.5
Prepaid expenses and other current assets		11.8		11.5
Total current assets	$	986.2	$	1,033.5
Noncurrent assets				
Goodwill	$	525.0	$	477.0
Other intangible assets, net		194.0		186.3
Capitalized acquisition costs, net		31.3		30.2
Equipment for lease, net		41.0		36.6
Property, plant and equipment, net		14.5		15.1
Investments in securities		16.0		-
Other noncurrent assets		0.6		0.6
Total noncurrent assets	$	822.4	$	745.8
Total assets	$	1,808.6	$	1,779.3
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities				
Current portion of debt	$	-	$	0.9
Accounts payable		87.5		60.6
Accrued expenses and other current liabilities		37.0		30.1
Deferred revenue		14.5		7.8
Total current liabilities	$	139.0	$	99.4
Noncurrent liabilities				
Long-term debt	$	1,116.4	$	1,005.4
Deferred tax liability		2.7		2.8
Other noncurrent liabilities		1.4		1.7
Total noncurrent liabilities	$	1,120.5	$	1,009.9
Total liabilities	$	1,259.5	$	1,109.3
Commitments and contingencies				
Stockholders' equity				
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at March 31, 2021 and December 31, 2020, none issued and outstanding		-		-
Class A common stock, $0.0001 par value per share, 300,000,000 shares authorized, 42,109,580 and 39,737,950 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively		-		-
Class B common stock, $0.0001 par value per share, 100,000,000 shares authorized, 29,699,857 and 30,625,857 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively		-		-
Class C common stock, $0.0001 par value per share, 100,000,000 shares authorized, 9,114,852 and 10,188,852 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively		-		-
Additional paid-in capital		660.5		738.3
Retained deficit		(309.9)		(278.7)
Total stockholders' equity attributable to Shift4 Payments, Inc.	$	350.6	$	459.6
Noncontrolling interests		198.5		210.4
Total stockholders' equity		549.1		670.0
Total liabilities and stockholders' equity	$	1,808.6	$	1,779.3

First Quarter 2021
Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three months ended March 31, 2021		Three months ended March 31, 2020	
GROSS REVENUE	$	239.3	$	199.4
Cost of sales		187.5		156.0
Gross profit	$	51.8	$	43.4
General and administrative expenses		53.5		21.1
Depreciation and amortization expense		15.4		10.5
Professional fees		6.2		1.7
Advertising and marketing expenses		20.1		1.3
Restructuring expenses		0.1		0.2
Total operating expenses	$	95.3	$	34.8
(Loss) income from operations		(43.5)		8.6
Loss on extinguishment of debt		(0.2)		-
Other income, net		-		(0.1)
Interest expense		(6.5)		(13.3)
Loss before income taxes		(50.2)		(4.8)
Income tax provision		(0.8)		(0.3)
Net loss	$	(51.0)	$	(5.1)
Net loss attributable to noncontrolling interests		(18.2)		(5.1)
Net loss attributable to Shift4 Payments, Inc.	$	(32.8)	$	-
Basic and diluted net loss per share:				
Class A net loss per share	$	(0.62)		
Weighted average common stock outstanding		42,667,754		
Class C net loss per share	$	(0.62)		
Weighted average common stock outstanding		10,009,852		

First Quarter 2021
Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three months ended March 31, 2021		Three months ended March 31, 2020	
OPERATING ACTIVITIES				
Net loss	$	(51.0)	$	(5.1)
Adjustment to reconcile net loss to net cash provided by operating activities				
Depreciation and amortization		25.3		17.6
Amortization of capitalized financing costs		1.2		1.1
Loss on extinguishment of debt		0.2		-
Deferred income taxes		(0.1)		(0.6)
Provision for bad debts		6.7		1.6
Revaluation of contingent liabilities		0.2		(8.5)
Equity-based compensation expense		14.0		-
Other noncash items		0.3		-
Change in operating assets and liabilities		1.5		3.6
Net cash (used in) provided by operating activities	$	(1.7)	$	9.7
INVESTING ACTIVITIES				
Acquisitions, net of cash acquired		(40.6)		-
Investments in securities		(16.0)		-
Residual commission buyouts		(0.8)		(0.4)
Acquisition of property, plant and equipment		(0.7)		(1.4)
Capitalized software development costs		(3.6)		(2.2)
Customer acquisition costs		(5.4)		(5.6)
Acquisition of equipment to be leased		(10.4)		-
Net cash used in investing activities	$	(77.5)	$	(9.6)
FINANCING ACTIVITIES				
Proceeds from revolving line of credit		-		68.5
Repayment of debt		(0.9)		-
Repayment of revolving line of credit		-		(1.3)
Payments on contingent liabilities		-		(0.7)
Deferred financing costs		(0.4)		-
Capital distributions		-		(0.1)
Payments for withholding tax related to vesting of restricted stock units		(2.4)		-
Net cash (used in) provided by financing activities	$	(3.7)	$	66.4
Change in cash and cash equivalents		(82.9)		66.5
Cash and cash equivalents				
Beginning of period		927.8		3.7
End of period	$	844.9	$	70.2

First Quarter 2021
Reconciliation to Non-GAAP Financial Measures

UNAUDITED
In millions

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
NET LOSS	$ (5.1)	$ (74.8)	$ (9.8)	$ (21.7)	$ (51.0)
Interest expense	13.3	11.7	7.1	8.1	6.5
Income tax (benefit) provision	0.3	(0.6)	(0.7)	(1.4)	0.8
Depreciation and amortization expense	17.6	17.9	24.2	24.5	25.3
EBITDA	$ 26.1	$ (45.8)	$ 20.8	$ 9.5	$ (18.4)
Acquisition, restructuring and integration costs	(9.8)	12.9	1.7	(2.6)	25.8
Equity-based compensation	-	50.0	6.2	10.7	14.1
Impact of lease modifications	-	(12.4)	-	-	-
Other nonrecurring items	1.2	10.1	-	9.1	0.7
ADJUSTED EBITDA	$ 17.5	$ 14.8	$ 28.7	$ 26.7	$ 22.2

RECONCILIATION OF GROSS PROFIT TO GROSS REVENUE LESS NETWORK FEES

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
GROSS PROFIT	$ 43.4	$ 31.6	$ 51.5	$ 51.3	$ 51.8
Add back: Other costs of sales	35.7	35.8	36.2	37.5	45.7
GROSS REVENUE LESS NETWORK FEES	$ 79.1	$ 67.4	$ 87.7	$ 88.8	$ 97.5

RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
NET LOSS	$ (5.1)	$ (74.8)	$ (9.8)	$ (21.7)	$ (51.0)
Acquisition, restructuring and integration costs, net of tax	(9.8)	12.9	1.7	(2.4)	25.8
Equity-based compensation	-	50.0	6.2	10.7	14.1
Impact of lease modifications	-	(12.4)	-	-	-
Other nonrecurring items	1.2	10.1	-	9.1	0.7
ADJUSTED NET LOSS	$ (13.7)	$ (14.2)	$ (1.9)	$ (4.3)	$ (10.4)